UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

On December 19, 2013, Crailar Technologies Inc. (the "Company") issued a press release announcing that it had entered into a General Supply Agreement and CAD$3.2 million loan financing with Ikea.

In addition, and also on December 19, 2013, the Company issued a press release announcing that it had finalized negotiations to enter into a proposed CAD$2.0 million private placement investment with Hydra Ventures B.V., the corporate venture arm of the adidas Group (FRA:ADS) (the "Hydra Private Placement").

The shares, warrants and warrant shares issuable upon exercise of the warrants under the proposed Hydra Private Placement have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements. The Hydra Private Placement news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any public offering of such securities to be made in the United States must be made by means of a prospectus containing detailed information about the Company and management, as well as financial statements. The shares, warrants and warrant shares issuable upon exercise of the warrants under the proposed Hydra Private Placement will be "restricted securities" as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act, National Instrument 45-102 and as required by the TSX Venture Exchange.

Copies of the press releases are attached as Exhibit 99.1 and 99.2 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated December 19, 2013.
99.2	Press Release dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: December 19, 2013	By: /s/ Guy Prevost Guy Prevost Corporate Controller and Compliance Officer

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